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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                December 7, 1994


                           RELIANCE ELECTRIC COMPANY
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                     1-10404             34-1538687
- - ----------------------------        ------------      -------------------
(State or other jurisdiction        (Commission        (I.R.S. Employer
     of incorporation)              file number)      Identification No.)


     6065 Parkland Boulevard, Cleveland, Ohio            44124
- - -------------------------------------------------------------------------
     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (216) 266-5800



                                Not Applicable
                       ---------------------------------
                        (Former name or former address,
                         if changed since last report)





                              (Page 1 of 5 Pages)
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.
- - ------------------------------------------
         (a)-(b) On December 7, 1994, Rockwell International Corporation, a Delaware corporation ("Rockwell"), announced that the tender offer, as amended (the "Offer"), by ROK Acquisition Corporation ("ROK"), a Delaware corporation and a wholly owned subsidiary of Rockwell, to purchase (i) all outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Shares"), of Reliance Electric Company, a Delaware corporation (the "Company"), at a purchase price of $31 per Class A Share in cash, (ii) all outstanding shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"), of the Company at a purchase price of $31 per Class B Share in cash, and (iii) all outstanding shares of Class C Common Stock, par value $.01 per share (the "Class C Shares" and, together with the Class A Shares and the Class B Shares, the "Shares"), of the Company at a purchase price of $83.948 per Class C Share in cash, expired at 12:00 midnight, New York City time, on Tuesday, December 6, 1994. Rockwell has informed the Company that ROK accepted for purchase all Shares validly tendered and not withdrawn prior to the expiration of the Offer. Rockwell has further informed the Company that as a result of purchasing all Class A Shares and Class B Shares tendered in the Offer, ROK owns 31,288,359 Class A Shares and 146,304 Class B Shares, representing approximately 62% of Reliance's outstanding common stock on a fully-diluted basis and 88% of Reliance's outstanding voting common stock.

         Pursuant to an Agreement and Plan of Merger, dated as of November 21, 1994 (the "Merger Agreement"), by and among the Company, ROK and Rockwell, Rockwell intends to cause ROK to merge with and into the Company (the "Merger"). After the effective time of the Merger, each outstanding Share (other than Shares then owned by Rockwell, ROK, any subsidiary of Rockwell or ROK, in the treasury of the Company or owned by any subsidiary of the Company and Shares held by stockholders, if any, who shall properly exercise appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $31 in cash (the "Class A Merger Price") in the case of Class A Shares and Class B Shares, and $83.948 in cash in the case of Class C Shares. As a result of the Merger, the separate corporate existence of ROK will cease and the Company will be a direct, wholly owned subsidiary of Rockwell. Rockwell has informed the Company that it intends to determine the feasibility of acquiring additional Shares, whether through private purchases or otherwise, to enable Rockwell to cause the Merger to become effective without a meeting of stockholders of the Company pursuant to Section 253 of the Delaware General Corporation Law. In the event that Rockwell determines that acquisitions of such additional Shares are not feasible, the Company will hold a special meeting of stockholders to consider and vote upon the Merger





                              (Page 2 of 5 Pages)
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Agreement, at which Rockwell and ROK would vote all voting Shares held by them in favor of the Merger.

         The Offer was made and the Merger will be effected pursuant to the Merger Agreement, which is filed as Exhibit 2.1 hereto. Pursuant to the Merger Agreement, prior to the Merger becoming effective, each holder of then outstanding options to purchase Class A Shares is to receive in settlement thereof a cash payment from the Company (or at Rockwell's option, from Rockwell or ROK) in an amount equal to the product of (i) the excess, if any, of the Class A Merger Price over the exercise price per share of the option and (ii) the number of Class A Shares covered by such option.

         The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

         The total amount of funds required by ROK to consummate the Offer and the Merger and for the settlement of the options to purchase Shares is approximately $1.6 billion. The amount of such purchase price has been determined by adding (i) the product of the number of Class A Shares and Class B Shares outstanding prior to the expiration of the Offer, multiplied by $31, the cash consideration paid or to be paid per Class A Share and Class B Share pursuant to the Offer and the Merger, (ii) the product of the number of Class C Shares outstanding prior to the expiration of the Offer, multiplied by $83.948, the cash consideration to be paid per Class C Share pursuant to the Merger and
(iii) the difference between (x) the product of the number of Class A Shares covered by options prior to the expiration of the Offer multiplied by $31, minus (y) the aggregate exercise price of Class A Shares covered by options prior to the expiration of the Offer. The funds for such purchase price were or will be obtained by ROK from Rockwell. Rockwell obtained approximately $975 million of such funds through private placements of Rockwell's commercial paper notes with financial institutions. Rockwell has obtained or will obtain the remainder of such funds from funds available in its cash accounts and/or borrowings under credit agreements that Rockwell entered into on November 9, 1994 (a $1,500,000,000 Five- Year Credit Agreement among Rockwell, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, and a $1,000,000,000 364-Day Credit Agreement among Rockwell, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent) or other borrowings.

         The foregoing description of the source of funds required by ROK is based on information obtained by the Company from Rockwell.

         Pursuant to the terms of the Merger Agreement, on December 15, 1994 the Company's Board of Directors (i) amended the Company's By-Laws to increase the number of authorized Directors to up to 13,





                              (Page 3 of 5 Pages)
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(ii) fixed the number of Directors at 13 (an increase of seven) and (iii)
elected the following seven new members designated by Rockwell to join the present members of the Company's Board: Donald R. Beall, W. Michael Barnes, William J. Calise, Jr., Don H. Davis, Jr., Jodie K. Glore, Charles H. Harff and Richard R. Mau. Mr. Glore was elected Chairman of the Board of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
- - -------  -------------------------------------------------------------------
(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of November 21, 1994, among Reliance Electric Company, ROK Acquisition Corporation and Rockwell International Corporation (incorporated herein by reference to Exhibit 36 to the Solicitation/Recommendation Statement on Schedule 14D-9 of Reliance Electric Company, dated November 22, 1994, as amended)





                              (Page 4 of 5 Pages)
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RELIANCE ELECTRIC COMPANY



                                        By: /s/ William R. Norton
                                            William R. Norton, Vice
                                            President, General Counsel
                                            and Secretary

Date:  December 21, 1994





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